News Release

September 5, 2008

Horne International, Inc. Terminates Stock Purchase Agreement with Amata, Inc.

Fairfax, VA — Horne International, Inc. (OTCBB:HNIN) today announced that it has terminated the Stock Purchase Agreement between Horne and Amata, Inc. The termination was the result of Amata’s failure to fulfill several closing conditions in the Stock Purchase Agreement, including Amata’s failure to collect outstanding receivables from its largest customer and the significant deterioration of Amata’s business operations, financial condition and prospects over the past several months.

Horne International, Inc. is continuing to pursue collection efforts on funds advanced to Amata prior to and under the terms of the Stock Purchase Agreement. The Company fully reserved for all funds advanced to Amata during the second quarter of 2008.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.